Prospectus Supplement                           Filing Under
Dated: August 12, 1999                          Rules 424(b)(3) and 424(c)
To Prospectus dated May 27, 1998                Registration File No. 333-53657


                              KEYSPAN CORPORATION

                               INVESTOR PROGRAM


      Effective May 20, 1999, MarketSpan Corporation changed its corporate name to KeySpan Corporation, and is currently doing business as KeySpan Energy. As of such date, the MarketSpan Corporation Investor Program is now the "KeySpan Corporation Investor Program."

      In terms of the Prospectus,  dated May 27, 1998,  relating to the Investor
Program:

     - References to MarketSpan Corporation are changed to read KeySpan Corporation.

     - References to the "Company" should be read to mean KeySpan Corporation rather than MarketSpan Corporation.

      Any questions regarding the KeySpan Corporation Investor Program should be directed to a KeySpan representative at 718-403-3196.

                           ------------------------

      This Prospectus Supplement should be affixed to your copy of the prospectus dated May 27, 1998.